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                                                                   EXHIBIT 10.18

                        AMENDMENT TO SEVERANCE AGREEMENT
                 WAIVER AND RELEASE OF SEVERANCE BENEFITS UPON
                               CHANGE IN CONTROL
                    UNDER THE CIRCUMSTANCES DESCRIBED HEREIN

      THIS AMENDMENT TO SEVERANCE AGREEMENT ("Amendment") is dated as of November 10, 2003, between FRANKLIN BANK, NATIONAL ASSOCIATION ("Franklin") and Craig L. Johnson (the "Officer").

      WHEREAS, Franklin and Officer, an officer of Franklin, entered into that certain Severance Agreement made as of the 16th day of June 2003 (the "Franklin Officer Severance Agreement"), pursuant to which the Officer is entitled to certain severance benefits if, within three (3) years of a "Change in Control" of Franklin (as defined in the Severance Agreement), the Officer is no longer an officer of Franklin due to reasons enumerated in Section 3A of the Severance Agreement; and

      WHEREAS, Franklin has entered into an Agreement and Plan of Merger ("Merger Agreement") with First Place Financial Corp. ("First Place"), dated as of November 10, 2003; and

      WHEREAS, Franklin and the Officer agree that it is in the interests of Franklin and its shareholders to enter into a new severance agreement whereby the terms of the Severance Agreement are replaced and superceded in their entirety; and

      WHEREAS, Franklin and the Officer wish to enter into a new severance agreement, to take effect upon the dated defined in the Merger Agreement as the Effective Time thereof ("Effective Time"), in a form substantially similar to such severance agreements in place between First Place and its officers.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to the following:

      1. Effective as of the Effective Time, the Franklin Officer Severance Agreement shall terminate and the terms and the mutual and unilateral obligations set forth therein shall terminate in their entirety.

      2. Effective as of the Effective Time, the Officer hereby waives and releases any and all right or claim he has or may have to exercise, demand, or otherwise receive any compensation, including, but not limited to a cash payment or series of cash payments, acceleration of vesting of any Franklin-provided employee benefits, otherwise, provided pursuant to the Franklin Officer Severance Agreement, as a result of the transactions contemplated by the Merger Agreement.

      3. Effective as of the Effective Time, and contemporaneous with the action described in paragraph 1 above related to the termination of the Franklin Officer Severance Agreement, a new severance agreement, substantially in the form attached hereto, which is substantially identical to severance agreements previously entered into between First Place and its officers, shall take effect between First Place and the Officer.
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      4. This Amendment to Severance Agreement shall not take effect in the event that the Merger Agreement does not take effect.

      5. This Amendment to Severance Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Amendment to Severance Agreement as of the date first written above.



                                        FRANKLIN NATIONAL ASSOCIATION


                                        By: [SIG]
                                            ---------------------------------


                                        CRAIG L. JOHNSON

                                        /s/ Craig L. Johnson
                                        -------------------------------------
                                        Craig L. Johnson